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                                                                   Exhibit 10.31


                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER


         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 17, 1998 (the "Amendment"), is made and entered into among GOLF CLUB PARTNERS L.L.C., an Oklahoma limited liability company ("Acquiror"), STPD ACQUISITION COMPANY, an Oklahoma corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and SENIOR TOUR PLAYERS DEVELOPMENT, INC., a Nevada corporation (the "Company"). Unless otherwise defined herein or the context hereof otherwise requires, all terms defined in the Agreement and Plan of Merger, dated as of May 6, 1998 (the "Merger Agreement") among the parties hereto shall have the same meanings herein.

                                    RECITALS

         The Merger Agreement currently provides that Acquiror Sub will be merged with and into the Company with the Company to be the Surviving Corporation after the Merger and to become a wholly-owned subsidiary of Acquiror. The respective Boards of Directors of Acquiror Sub and the Company, and the manager of Acquiror, have determined that it is advisable and in the best interests of the respective corporations and limited liability company and their respective shareholders and members that the Merger Agreement be amended so that the Company will be merged with and into Acquiror Sub, with Acquiror Sub, and not the Company, to be the Surviving Corporation and a wholly-owned subsidiary of Acquiror after the Merger. Section 9.3 of the Merger Agreement provides that the Merger Agreement may be amended by the parties at any time prior to the Effective Time, by an instrument in writing signed by each of the parties hereto; provided, however, that after approval of the Merger Agreement by the shareholders of the Company, no amendment that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to the Merger Agreement upon consummation of the Merger may be made without further approval of the shareholders of the Company. The parties agree that the amendments to the Merger Agreement to be made herein would not reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted pursuant to the Merger Agreement.

                                   AGREEMENTS

         In consideration of the representations, warranties, covenants and agreements set forth in this Amendment, the parties agree as follows:

         1. Section 1.1 of the Merger Agreement is amended to read, in full, as follows:

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                     THE MERGER. Upon the terms and subject to the
                 conditions set forth in this Agreement, and in accordance with the Oklahoma Law and the Nevada Law, at the Effective Time (as defined in Section 1.2 below), the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Acquiror Sub and the Company are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

         2. Section 1.4 of the Merger Agreement is amended to read, in full, as follows:

                     CERTIFICATE OF INCORPORATION; BYLAWS. At the
                 Effective Time, the Certificate of Incorporation, as modified by amendments approved by all parties hereto, which amendments shall become effective only at the Effective Time, and the Bylaws of Acquiror Sub shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, except the name of the Surviving Corporation shall, immediately following the Merger, be changed to "Senior Tour Players Development, Inc."

         3. Section 1.5 of the Merger Agreement is amended to read, in full, as follows:

                     DIRECTORS AND OFFICERS. The directors of Acquiror
                 Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         4. Section 2.1(c) of the Merger Agreement is amended to read, in full, as follows:


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                     (c) each share of common stock, $.01 par value,
                 of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall thereafter represent one fully paid and nonassessable share of common stock of the Surviving Corporation ("Surviving Corporation Common Stock").

         5. Upon execution and delivery of this Amendment by all parties hereto, the Merger Agreement shall be amended as set forth herein. Except as otherwise expressly provided herein, all of the terms and provisions of the Merger Agreement shall remain in full force and effect; provided, however, that to the extent not already provided herein, the Merger Agreement shall be deemed to be further amended to the minimum extent necessary to reflect that the Company will be merged into Acquiror Sub and Acquiror Sub will continue as the Surviving Corporation of the Merger, so long as such further amendment does not reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted pursuant to the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement and Plan of Merger effective as of the date first above written.

"ACQUIROR"                                   GOLF CLUB PARTNERS L.L.C., an
                                             Oklahoma limited liability
                                             company

                                    By:      GOLF CLUB OPERATING PARTNERS
                                             L.L.C., an Oklahoma limited
                                             liability company, its Manager

                                             By:
                                                 -----------------------------
                                                 Elby J. Beal, Manager

                                             By:
                                                 -----------------------------
                                                 David K. Hardin, Manager

                                             By:
                                                 -----------------------------
                                                 James D. Gressett, Manager

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"COMPANY"                                       SENIOR TOUR PLAYERS DEVELOPMENT,
                                                INC., a Nevada corporation


                                                By:
                                                   -----------------------------
                                                Name: Stanton V. Abrams
                                                     ---------------------------
                                                Title: President
                                                      --------------------------


"ACQUIROR SUB"                                  STPD ACQUISITION COMPANY, an
                                                Oklahoma corporation


                                                By:
                                                    ----------------------------
                                                    Elby J. Beal, President



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